ACCUMULATOR [MARKETING NAME]


                                      DATA

PART A -- This part lists your personal data.
------

OWNER:            [JOHN DOE]
ANNUITANT:        [JOHN DOE]              Age: [60]                 Sex:  [Male]
[CONTRACT:  GROUP ANNUITY CONTRACT NO. AC [6725]]
CONTRACT/CERTIFICATE NUMBER:     [00000]

         ENDORSEMENTS ATTACHED:
         [MARKET SEGMENT ENDORSEMENTS]
                  [Endorsement Applicable to Non-Qualified
                    Contracts/Certificates
                  Endorsement Applicable to IRA Contracts/Certificates Endorsement Applicable to Roth IRA Contracts/Certificates Endorsement Applicable to TSA Contracts/Certificates Endorsement Applicable to Defined Contribution Qualified Plan
                    Contracts/Certificates
                  Economic Growth and Tax Relief Reconciliation Act (EGTRRA)
                    Endorsement
                  Traditional IRA Takeover Beneficiary Continuation Option (BCO)
                    Endorsement
                  Roth IRA Takeover Beneficiary Continuation Option (BCO)
                    Endorsement
                  Endorsement Applicable to Non-Qualified Contracts/Certificates
                    With Beneficiary Continuation Option

         [ENDORSEMENT APPLICABLE TO ACCUMULATOR PLUS]
                  Endorsement Applicable to Credits Applied to Annuity Account
                    Value]

         [INVESTMENT OPTIONS ENDORSEMENTS]
                  [Endorsement Applicable to Fixed Maturity Options (FMO) Endorsement Applicable to Guaranteed Interest Special Dollar
                    Cost Averaging
                  Endorsement Applicable to Money Market  Dollar Cost Averaging]

         [OPTIONAL RIDERS ATTACHED]
                  [Guaranteed Minimum Income Benefit Rider - Roll-Up Guaranteed Minimum Income Benefit Rider]

                  [Guaranteed Minimum Death Benefit Rider - Annual Ratchet to
                    Age 85, or
                  Guaranteed Minimum Death Benefit Rider -Roll-Up to Age 85, or Guaranteed Minimum Death Benefit Rider - Greater of Roll-Up to
                    Age 85 or Annual Ratchet to Age 85]
                  [Protection Plus Death Benefit Rider]
                  [Enhanced Guaranteed Principal Benefit (Enhanced GPB) Rider] [Spousal Protection Benefit Rider]

         ISSUE DATE:                        [February 1, 2003]
         CONTRACT DATE:                     [February 1, 2003]

         ANNUITY COMMENCEMENT DATE:         [February 1, 2033]
         THE MAXIMUM MATURITY AGE IS AGE [95] -- SEE SECTION 7.03.

         [APPLICABLE FOR ANNUITANT ISSUE AGE UP TO AGE 85]
         The Annuity Commencement Date may not be prior to [thirteen months from the Contract Date/For Accumulator Plus five years from the Contract Date] nor later than the Processing Date which follows the Annuitant's [95th] birthday.
BENEFICIARY:      [JANE DOE]

No. 2003DP                                                           Data page 1

PART B -- This part describes certain provisions of your Contract/Certificate.
------

[APPLICABLE IF THE GUARANTEED INTEREST SPECIAL DOLLAR COST AVERAGING PROGRAM IS AVAILABLE.]
[Guaranteed Interest "Special Dollar          [10.00%] through [August 1, 2003]]
   Cost Averaging" Rate

Guaranteed Interest Account:
        Initial Guaranteed Interest Rate  [6.00% through February 28, 2003;
         4.00% through December 31, 2003]
       Minimum Guaranteed Interest Rate   [1.5%/3%]

CONTRIBUTION LIMITS:       [Initial Contribution minimum: [$5,000.]
Subsequent Contribution minimum: [$500/$50 for Traditional IRA and Roth IRA Contracts/Certificates.] Subsequent Contributions can be made at any time until the Annuitant attains age [84]. [IF THE ENHANCED GPB IS ELECTED, THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE.] Contributions may only be made during the six month period beginning on the Contract Date and, as to each such Contribution, if the FMO Rate to Maturity for the portion of the Contribution to be allocated to the Special Ten Year FMO is greater than 3%.

[We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $1,500,000. [FOR ISSUE AGES 81-85, THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE.] We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $500,000.] We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable annuity accumulation Contracts/Certificates would total $2,500,000. This limitation applies an on individual life basis regardless of whether you are an Owner or an Annuitant.]

INITIAL CONTRIBUTION RECEIVED:                                     [$10,000.00]

INVESTMENT OPTIONS AVAILABLE.  YOUR ALLOCATION IS SHOWN.

     INVESTMENT FUNDS                                                ALLOCATION
     ----------------                                                ----------
o    [AXA Premier VIP Core Bond
o    AXA Premier VIP Health Care
o    AXA Premier VIP International Equity
o    AXA Premier VIP Large Cap Core Equity
o    AXA Premier VIP Large Cap Growth
o    AXA Premier VIP Large Cap Value                                 [$2,500.00]
o    AXA Premier VIP Small/Mid Cap Growth
o    AXA Premier VIP Small/Mid Cap Value
o    AXA Premier VIP Technology
o    EQ/Aggressive Stock
o    EQ/Alliance Common Stock
o    EQ/Alliance Growth & Income
o    EQ/Alliance Intermediate Government Securities
o    EQ/Alliance International
o    EQ/Alliance Premier Growth
o    EQ/Alliance Quality Bond
o    EQ/Alliance Small Cap Growth
o    EQ/Alliance Technology
o    EQ/Balanced
o    EQ/Bernstein Diversified  Value
o    EQ/Calvert Socially Responsible
o    EQ/Capital Guardian International


No. 2003DP                                                           Data page 2

     INVESTMENT FUNDS (CONTINUED)                                     ALLOCATION
     ----------------------------                                     ----------
o    EQ/Capital Guardian Research
o    EQ/Capital Guardian U.S. Equity
o    EQ/Emerging Markets Equity
o    EQ/Equity 500 Index
o    EQ/Evergreen Omega
o    EQ/FI Mid Cap                                                   [$2,500.00]
o    EQ/FI Small/Mid Cap Value
o    EQ/High Yield
o    EQ/ International Equity Index
o    EQ/J.P. Morgan Core Bond
o    EQ/Janus Large Cap Growth
o    EQ/Lazard Small Cap Value
o    EQ/MFS Emerging Growth Companies
o    EQ/MFS Investors Trust
o    EQ/Marsico Focus
o    EQ/Mercury Basic Value Equity
o    EQ/Money Market
o    EQ/Putnam Growth & Income Value
o    EQ/Putnam International Equity
o    EQ/Putnam Voyager                                               [$2,500.00]
o    EQ/Small Company Index
o    AXA Conservative Allocation Portfolio
o    AXA Conservative-Plus Allocation Portfolio                      [$2,500.00]
o    AXA Moderate Allocation Portfolio
o    AXA Moderate-Plus Allocation Portfolio
o    AXA Aggressive Allocation Portfolio
o    AXA Rosenberg VIT
o    US Real Estate Portfolio]

Investment Funds shown above are Investment Funds of our Separate Account No. [49].

o    GUARANTEED INTEREST ACCOUNT
o    [GUARANTEED INTEREST SPECIAL DOLLAR COST AVERAGING ACCOUNT]

o    FIXED MATURITY OPTIONS (FMOS)
       FIXED MATURITY OPTION (FMOS)               GUARANTEED RATE TO MATURITY

        [One Year                                             3.10%
        Two Years                                             3.20%
        Three Years                                           3.30%
        Four Years                                            3.40%
        Five Years                                            3.50%
        Six Years                                             3.60%
        Seven Years                                           3.70%
        Eight Years                                           3.80%
        Nine Years                                            3.90%
        Ten Years                                             4.00%]

[APPLICABLE IF THE ENHANCED GUARANTEED PRINCIPAL BENEFIT (ENHANCED GPB) RIDER
IS ELECTED]
[Special Ten Year FMO]                                       [4.00%]
                                                             -------------------
                                                             TOTAL: [$10,000.00]


No. 2003DP                                                           Data page 3

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Contract/Certificate will mean generally any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date Anniversary. If the Contract Date Anniversary is not on a Business Day, then the Processing Date is the first Business Day thereafter. A Contract Date Anniversary is the last day of the Contract Year. If such day is not a Business Day, then the Contract Date Anniversary will be the first Business Day thereafter.

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Unless otherwise elected, your initial and any subsequent Contributions are allocated according to your instructions.

[APPLICABLE IF THE ENHANCED GUARANTEED PRINCIPAL BENEFIT RIDER IS ELECTED.] Under the Enhanced Guaranteed Principal Benefit, [35%] of your initial Contribution and any subsequent Contributions are allocated by us to the Special Ten Year FMO.

[APPLICABLE IF THE STANDARD GUARANTEED PRINCIPAL BENEFIT IS ELECTED.] Under the Standard Guaranteed Principal Benefit, a portion of your initial Contribution is allocated by us to a Fixed Maturity Option you have selected such that the Fixed Maturity Amount on the Expiration Date of the Fixed Maturity Option will equal the amount of your initial Contribution. The remaining portion of your initial Contribution is allocated to the Investment Funds and the Guaranteed Interest Account according to your instructions. Any subsequent Contributions will be allocated according to your instructions.

TRANSFER RULES (SEE SECTION 4.02): [Transfer requests must be in writing and delivered by U.S mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you are using such services for market timing or other trading strategies that may disrupt operation of an Investment Fund or have a detrimental effect on the unit value of any Investment Fund.

We reserve the right to:
a) limit transfers among or to the Investment Funds to no more than once every 30 days,
b) require a minimum time period between each transfer into or out of one or more specified Investment Funds,
c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Investment Funds,
d) reject transfer requests from a person acting on behalf of multiple contract/certificate owners unless pursuant to a trading authorization agreement that we have accepted.
e) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of an Investment Fund or may have a detrimental effect on the unit value of any Investment Fund or determine that you have engaged in any such strategy.

The maximum amount that may be transferred from the Guaranteed Interest Account to any other Investment Option in any Contract Year is the greater of:
(a) 25% of the amount you have in the Guaranteed Interest Account on the last day of the prior Contract Year; or,
(b) the total of all amounts transferred at your request from the Guaranteed Interest Account to any of the other Investment Options in the prior Contract Year; or
(c) 25% of the total of all amounts transferred into the Guaranteed Interest Account during that Contract Year]


No. 2003DP                                                           Data page 4

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals: You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken. The Lump Sum Withdrawal minimum amount is [$300]. Unless you specify otherwise, withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds and the Guaranteed Interest Account. If there is insufficient value or no value in the Investment Funds and the Guaranteed Interest Account, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Fixed Maturity Options, if available, in order of the earliest Expiration Date(s) first. [IF THE ENHANCED GPB IS ELECTED, THE FOLLOWING SENTENCE WILL APPEAR.] [If there is insufficient value or no value in the FMOs other than the Special Ten Year FMO, any remaining portion of the withdrawal or the total amount of the withdrawal, as applicable, will then be withdrawn from the Special Ten Year FMO.]

         [THE FOLLOWING LANGUAGE IS APPLICABLE TO ALL MARKET SEGMENTS EXCEPT QP] Systematic Withdrawals: [May not start sooner than 28 days after issue of this Contract/Certificate.] You may elect to receive Systematic Withdrawals on a monthly, quarterly or annual basis subject to a maximum of [0.8%] monthly, [2.4%] quarterly and [10.0%] annually of the Annuity Account Value as of the Transaction Date. The Systematic Withdrawal minimum amount is [$250].

         [THE FOLLOWING LANGUAGE IS APPLICABLE TO THE FOLLOWING MARKET SEGMENTS:
         TRADITIONAL IRA, TSA, AND QP - DC]
         Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Market Segment].

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract/Certificate).

This Contract/Certificate (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01): The death benefit is equal to the Annuity Account Value, or if greater, the Guaranteed Minimum Death Benefit defined [below, [APPLICABLE IF AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT IS NOT ELECTED AT APPLICATION] or [in the Guaranteed Minimum Death Benefit Rider attached to this Certificate/Contract [APPLICABLE IF AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT IS ELECTED AT APPLICATION]] and will be paid upon receipt of due proof of death and the other payment information. Due proof means satisfactory proof of the Annuitant's death as evidenced by a certified copy of the death certificate, and other payment information means beneficiary entitlement, tax information required under the Code, and any other form we require. No transfers of Annuity Account Value are permitted prior to payment of the death benefit; partial payments will be withdrawn pro rata from each Investment Option.
[APPLICABLE IF AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT IS NOT ELECTED AT APPLICATION]
[On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution [plus any applicable Credit]. Thereafter, the initial Contribution is adjusted for any subsequent Contributions, [Credits] and withdrawals. The Guaranteed Minimum Death Benefit is increased by Contributions and reduced by withdrawals. The reduction of your Guaranteed Minimum Death Benefit following a withdrawal, is on a pro-rata basis. A pro rata reduction is determined as follows:
1) Divide the amount of the withdrawal by your Annuity Account Value immediately preceding the withdrawal;
2) Multiply the fraction calculated in 1) by the amount of your Guaranteed Minimum Death Benefit immediately preceding the withdrawal. This is the amount of the pro rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.]

[APPLICABLE FOR NQ, IRA AND TSA MARKET SEGMENTS ONLY AND IF AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT IS NOT ELECTED AT APPLICATION]
Upon a Successor Owner/Annuitant election made upon the Annuitant's death, the Annuity Account Value for the continued Contract/Certificate will be equal to the greater of (i) the Annuity Account Value as of the date we receive due proof of the Owner/Annuitant's death and the other payment information required to effect payment, or (ii) the Guaranteed Minimum Death Benefit (including any optional Death Benefit riders, if applicable) as of the date of the


No. 2003DP                                                           Data page 5

Owner/Annuitant's death. Any additional amount of Annuity Account Value will be allocated in accordance with the current allocation instructions on file. In determining whether the Guaranteed Minimum Death Benefit (including any optional Death Benefit riders, if applicable) will continue to grow, we will use the age of the Successor Owner Annuitant as of the date we receive due proof of death of the original Annuitant.

[FOR NQ MARKET SEGMENT ONLY]
Where a Contract/Certificate is owned by a Living Trust, and at the time of the Annuitant's death the Annuitant's spouse is the sole Beneficiary of the trust, the trustee as owner of the Contract/Certificate may request that the spouse be substituted as Annuitant as of the date of the original Annuitant's death. No further change of Annuitant will be permitted. A Living Trust is a trust that meets the following conditions: it is revocable at any time by the grantor, the grantor has exclusive control of the trust, no person other than the grantor has any interest in the trust during the grantor's lifetime, and the grantor's spouse is the sole death Beneficiary of the trust.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04): [Life Annuity 10 Year Period Certain]

[FOR ANNUITIZATION AGES 80 AND GREATER THE  "PERIOD CERTAIN" IS AS FOLLOWS]

                ANNUITIZATION AGE                     LENGTH OF PERIOD CERTAIN
                -----------------                     ------------------------
                Up to age 79                                    10
                80 through 81                                    9
                82 through 83                                    8
                84 through 86                                    7
                87 through 88                                    6
                89 through 92                                    5
                93 through 95                                    4

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): [6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

     (a) Annual Administrative Charge: We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will also be deducted on a pro-rata basis for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Certificate/Contract is surrendered. During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. If your Annuity Account Value on the Contract Date anniversary is [$50,000] or more, the charge will equal zero.

     (b) Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.


No. 2003DP                                                           Data page 6

     (c)        Optional Benefit Charge(s):

                [IF THE GUARANTEED MINIMUM INCOME BENEFIT RIDER IS ELECTED] Guaranteed Minimum Income Benefit Charge:
                The charge for this benefit is [0.55%] of the GMIB benefit base, determined on each Contract Date Anniversary and deducted annually.

                [IF THE GUARANTEED MINIMUM INCOME BENEFIT RIDER - ROLL UP IS ELECTED]
                Guaranteed Minimum Income Benefit Roll-Up Charge:
                The charge for this benefit is [0.45%] of the GMIB benefit base, determined on each Contract Date Anniversary and deducted annually.

                [IF THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT IS ELECTED]
                Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit
                Charge:
                The charge for this benefit is [0.25%] of the GMDB benefit base, determined on each Contract Date Anniversary and deducted annually.

                [IF THE [5%] ROLL-UP TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT IS ELECTED]
                [5%] Roll-up to Age 85 Guaranteed Minimum Death Benefit Charge:
                The charge for this benefit is [0.40%] of the GMDB benefit base, determined on each Contract Date Anniversary and deducted annually.

                [IF THE GREATER OF [5%] ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 DEATH BENEFIT IS ELECTED]
                Greater of [5%] Roll-Up to Age 85 or Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit Charge:
                The charge for this benefit is [0.50%] of the GMDB benefit base, determined on each Contract Date Anniversary and deducted annually.

                [IF THE PROTECTION PLUS DEATH BENEFIT RIDER IS ELECTED] Protection Plus Death Benefit Charge:
                The charge for this benefit is [0.35%] of the Annuity Account Value, determined on each Contract Date Anniversary and deducted annually.

                [IF THE ENHANCED GUARANTEED PRINCIPAL BENEFIT IS ELECTED] Enhanced Guaranteed Principal Benefit Charge:
                The charge for this benefit is [0.50%] of the Annuity Account Value, determined on each Contract Date Anniversary and deducted annually.

                [IF THE SPOUSAL PROTECTION BENEFIT IS ELECTED, AND THERE IS A CHARGE THE FOLLOW LANGUAGE WILL APPEAR:
                The charge for this benefit is [0.X%] of the Annuity Account Value, determined on each Contract Date Anniversary and deducted annually.

[APPLICABLE TO ALL OPTIONAL BENEFIT CHARGES]
This charge will be deducted on a pro-rata basis for the portion of any Contract Year, pursuant to the termination provision of the rider, in which a Death Benefit is paid pursuant to Section 6.01, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05, or the Certificate/Contract is surrendered pursuant to Section 5.01.

The above charges will be deducted from the Annuity Account Value in the Investment Funds and the Guaranteed Interest Account on a pro rata basis. [IF THE FIXED MATURITY OPTIONS ARE AVAILABLE, THE FOLLOWING LANGUAGE WILL APPEAR] [If there is insufficient value or no value in the Investment Funds and the Guaranteed Interest Account, any additional amount required or the total amount of the charge, as applicable, will be withdrawn from the FMOs, if available, in order of the earliest Expiration Date(s) first. [IF THE ENHANCED GPB IS ELECTED, THE FOLLOWING SENTENCE


No. 2003DP                                                           Data page 7

WILL APPEAR.] [If there is insufficient value or no value in the FMOs other than the Special Ten Year FMO, any remaining portion of the charge or the total amount of the charge, as applicable, will then be withdrawn from the Special Ten Year FMO.]]

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03): Currently, the number of free transfers is unlimited. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge {[$25] or [2% of each transaction amount]} at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]


No. 2003DP                                                           Data page 8